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                                                                       Exhibit 5


                         INVESTMENT MANAGEMENT AGREEMENT

     AGREEMENT made as of the __ day of June, 1998, by and between The Nevis Fund, Inc., a Maryland corporation (the "Fund"), and Nevis Capital Management, Inc., a Maryland corporation (the "Adviser").

                              W I T N E S S E T H:

     WHEREAS, the Fund is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Adviser is engaged in the business of providing investment management and advisory services and is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

     WHEREAS, the Fund desires to retain the Adviser to provide investment management services, and the Adviser is willing to perform such services on the terms set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

     1.  Appointment of Adviser. The Fund hereby appoints the Adviser as
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investment adviser of the Fund for the period and on the terms set forth in this
Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.  Duties of Adviser. (a) Subject to the supervision of the Board of
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Directors of the Fund, the Adviser shall be responsible for providing a continuous investment program for the Fund, including the provision of investment research and management with respect to all securities and investments and cash equivalents purchased, sold or held by the Fund and the selection of brokers and dealers through which portfolio transactions for the Fund are to be executed. In carrying out its responsibilities under this Agreement, the Adviser shall at all times act in accordance with the investment objectives, policies and restrictions of the Fund as stated in the Fund's registration statement under the Securities Act of 1933 and the Investment Company Act, as amended from time to time (the "Registration Statement"), as well as all applicable laws and regulations.

            (b)  The Adviser agrees that it will:

            (i) promptly advise the Fund's custodian and accounting services agent of each purchase and sale, as the case may be, made on behalf of the Fund of any security or other investment specifying in each case: the name and quantity of the investment purchased or sold, the units and aggregate purchase or sale price, the commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or
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dealer, and such other information as the Fund's custodian or accounting agent may reasonably request, all in such manner as the Fund's custodian or accounting agent may from time to time reasonably request;

            (ii) provide, in a timely manner, such information as the Fund or its authorized agent may reasonably request in connection with the computation of the net asset value and net income of the Fund in accordance with the procedures prescribed in the Registration Statement, or more frequently as requested by the Board of Directors of the Fund; provided, however, that the Adviser shall not be responsible for any such computation or for the calculation of the net asset value per share of the Fund;

            (iii) render regular reports to the Board of Directors of the Fund concerning the Adviser's performance of its responsibilities under this Agreement and such other periodic and special reports as the Board may request; in particular, the Adviser agrees that it will attend meetings of the Board of Directors and the validly constituted committees thereof;

            (iv) permit individuals who are officers or employees of the Adviser to serve (if duly elected or appointed) as officers, directors, or members of any advisory board or committee of the Fund; and

            (v) furnish office space, facilitates, equipment and personnel adequate for the performance of its duties under this Agreement.

     3.  Brokerage Transactions. (a) The Adviser, subject to the control and
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direction of the Board of Directors of the Fund, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for the Fund, and to select the markets on or in which the transactions will be executed. In acting pursuant to this Section 3, the Adviser shall place orders through such brokers or dealers in conformity with the policies with respect to portfolio transactions set forth in the Registration Statement. It is understood that neither the Fund nor the Adviser will adopt a formula for allocation of the brokerage of the Fund. It is further understood that the Adviser may, to the extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for the Fund and for other clients in order to obtain the most favorable execution. In such event, allocation for the securities purchased or sold, as well as expenses incurred in the transaction, shall be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients. The Adviser shall provide such reports as the Board of Directors may reasonably request with respect to the Fund's total brokerage and portfolio transaction activities, and the manner in which such transactions were allocated.

            (b) The Adviser agrees that in placing orders with brokers and dealers, it will attempt to obtain the best net results in terms of price and execution; provided that, on behalf of the Fund, the Adviser may, in its discretion, purchase and sell portfolio securities through broker-dealers that provide research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934), and the Adviser may cause the Fund to pay those broker-dealers, in return for such brokerage and research services, a higher commission than may

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be charged by other broker-dealers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Fund and its other clients.

     4.   Books and Records. The Adviser shall create and maintain all necessary
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books and records in accordance with all applicable laws and regulations, including, but not limited to, the records required by Section 31(a) of the Investment Company Act and the rules thereunder, as the same may be amended from time to time, pertaining to the services performed by it hereunder which are not otherwise created and maintained by or on behalf of the Fund. The Adviser agrees to preserve, for the periods prescribed by Rule 31a-2 under the Investment Company Act, the records required to be maintained by Rule 31a-1 under the Investment Company Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund. The Adviser further agrees that the Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours and that copies of any such books and records shall be provided to the Fund promptly upon request by the Fund or its authorized representative.

     5.   Activities and Affiliates of Adviser. (a) The services furnished by
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the Adviser hereunder shall not be deemed to be exclusive, the Adviser being free to render investment management services to others and to engage in other activities; provided, however, that such services and activities do not, during the term of this Agreement, interfere in a material manner with the Adviser's ability to meet its obligations to the Fund hereunder.

            (b) The Fund acknowledges that the Adviser, or one or more of its affiliated persons, may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities; and that the Adviser, its affiliated persons or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of Section 3, the Fund agrees that the Adviser or its affiliated persons may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund, provided that the Adviser acts in good faith. The Fund acknowledges that one or more Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest. The Adviser shall have no obligation to acquire for the Fund any investment that an Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund or otherwise.

            (c) Subject to and in accordance with the charter and bylaws of the Fund, as currently in effect and as amended from time to time, and the Investment Company Act and the rules thereunder, it is understood that directors, officers, agents and shareholders of the Fund are or may be interested in the Adviser or its affiliated persons, as directors, officers, agents and shareholders or otherwise; that directors, officers, agents and shareholders of the Adviser or its affiliated persons are or may be interested persons of the Fund, as directors, officers, agents,


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shareholders or otherwise; that the Adviser or its affiliated persons may be interested in the Fund, as shareholders or otherwise; and that the effect of any such interests shall be governed by the charter and bylaws of the Fund, and the Investment Company Act and the rules thereunder.

     6.  Expenses. (a) The Adviser agrees to bear all expenses incurred by it in
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performing its duties under this Agreement. In addition, during the term of this
Agreement, the Adviser shall, at is own expense, pay all ordinary expenses incurred in the conduct of the Fund's operations, including, without limitation, the following: the expenses of organizing the Fund and continuing its existence; fees and expenses of preparing and filing the Fund's registration statement under the Securities Act of 1933 and the Investment Company Act, and any amendments thereto; fees and expenses of directors and officers of the Fund;
fees for administrative services; expenses of preparing, printing and distributing prospectuses, shareholder reports and other materials to shareholders; interest; brokerage commissions; taxes and governmental fees; expenses of issue, purchase, repurchase and redemption of shares; charges and expenses of custodians, transfer agents, dividend disbursing agents and registrars; printing and mailing costs; expenses of auditing, accounting and legal services; expenses of meetings of the Board of Directors and shareholders and proxy solicitations; insurance expenses; and association membership dues.

           (b) The Fund shall pay, or arrange for others to pay, all extraordinary expenses incurred in the course of its business.

     7.  Compensation. (a) For the services provided and the expenses assumed
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pursuant to this Agreement, the Fund shall pay the Adviser a fee at the annual rate of 1.50% of the average daily net assets of the Fund. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. For purposes of calculating the Adviser's fee, the value of the net assets of the Fund shall be determined as described in the Registration Statement. If the Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated.

           (b) The Adviser may, from time to time and for such periods as it deems appropriate, reduce its compensation from the Fund to the extent the expenses of the Fund exceed such expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

     8.  Liability of Adviser. The Adviser shall not be liable to the Fund or
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any shareholder for any act or omission in connection with the performance of its duties hereunder including, without limitation, losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Fund, except for liability to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement.

     9.  Term and Termination. (a) This Agreement shall become effective as of
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the date of its execution and shall continue in effect for two years from such date, provided that this

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Agreement has first been approved by (i) the Board of Directors of the Fund, including a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) the vote of a majority of the outstanding voting securities of the Fund. Thereafter, this Agreement shall continue for successive periods of one year, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors or the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

            (b) Notwithstanding any provision hereof, this Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Adviser, or by the Adviser on 60 days' written notice to the Fund. This Agreement shall terminate automatically and immediately in the event of its assignment.

     10. Use of Adviser's Name. The Fund may include the name "Nevis" or any
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other name derived from the name "Nevis" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Adviser as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Fund will (by corporate action, if necessary) cease to use any name derived from the name "Nevis", any name similar thereto or any other name indicating that it is advised by or otherwise connected with the Adviser, or with any organization which shall have succeeded to the Adviser's business as investment adviser.

     11. Amendment. No material provision of this Agreement may be changed,
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waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of any material term of this Agreement shall be effective until it has been approved both by the Board of Directors of the Fund, including a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and, when required by the Investment Company Act, by a majority of the outstanding voting securities of the Fund.

     12. Definitions. As used in this Agreement, the terms "affiliated person",
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"assignment", "control", "interested person", and "vote of a majority of the outstanding voting securities" shall have the meanings given them in the Investment Company Act, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

     13. Governing Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of Maryland, without giving effect to the choice of law principles thereof. To the extent applicable Maryland law or any provision of this Agreement conflicts with applicable provisions of the Investment Company Act, the Advisers Act, or other applicable federal laws or regulations, the latter shall control.

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     14. Miscellaneous. If any provision of this Agreement shall be held or made
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invalid by a court decision, statute, rule or otherwise, the remainder shall not be affected thereby. The title of this Agreement and the headings of the sections herein are for convenience of the parties only, and are not intended to be part of or affect the meaning or interpretation of this Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties. No failure or delay on the part of any party hereto in exercising any right power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

     IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.


Attest:                                        THE NEVIS FUND, INC.



                                               By:
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         Secretary


Attest:                                        NEVIS CAPITAL MANAGEMENT, INC.



                                               By:
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         Secretary



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